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                                                                    EXHIBIT 23.9



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Republic Industries, Inc. of our report dated January 24, 1997, except for the first paragraph of Note 13 as to which the date is February 13, 1997, on the financial statements of Taormina Industries, Inc. included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997, and to the reference to our Firm under captions "Experts" in the prospectus.


/s/ McGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP


Anaheim, California
September 15, 1997